Exhibit 99.1

JOINT FILING AGREEMENT

Each person executing this joint filing agreement (this “Agreement”) agrees as follows:

     1.     Each person executing this Agreement is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but no person executing this Agreement is responsible for the completeness or accuracy of the information concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     2.     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Date: October 28, 2003

DIRECT MARKETING HOLDINGS, INC	THANE DM ACQUISITION, INC

/s/ John Black	/s/ John Black

Name: John Black Title: President	Name: John Black Title: President

H.I.G. DIRECT MARKETING HOLDINGS, INC	H.I.G. GP-II, INC

/s/ Anthony Tamer	/s/ Anthony Tamer

Name: Anthony Tamer Title: President	Name: Anthony Tamer Title: President

H.I.G. CAPITAL PARTNERS II, L.P.	H.I.G. INVESTMENT GROUP II, L.P.

By: H.I.G. Advisors, L.L.C., its general partner	By: H.I.G. Partners II, L.P., its general partner

By: H.I.G. GP-II, Inc., its manager	By: H.I.G. GP-II, Inc., its general partner
/s/ Anthony Tamer	/s/ Anthony Tamer

Name: Anthony Tamer Title: President	Name: Anthony Tamer Title: President

H.I.G. PARTNERS II, L.P.	H.I.G. ADVISORS, L.L.C

By: H.I.G. GP-II, Inc., its general partner	By: H.I.G. GP-II, Inc., its manager

/s/ Anthony Tamer	/s/ Anthony Tamer

Name: Anthony Tamer Title: President	Name: Anthony Tamer Title: President

/s/ Sami W. Mnaymneh	/s/ Anthony A. Tamer

Sami W. Mnaymneh	Anthony A. Tamer

/s/ William F. Hay	/s/ Denise DuBarry-Hay

William F. Hay	Denise DuBarry-Hay

/s/ John Black	/s/ Douglas Berman

John Black	Douglas Berman